Exhibit 10.9

Spouse Consent Letter

I, [Name of Spouse], the undersigned (ID No.: [ID Card Number]), as the legitimate spouse of [Name of Shareholder] (ID No.: [ID Card Number], “[Name of Shareholder]”), hereby (i) unconditionally and irrevocably agree that [Name of Shareholder] sign the following documents (“Transaction Documents”), and (ii) agree that the equity interest in Shenzhen Futu Network Technology Co., Ltd.( “Company”), owned by and registered under the name of [Name of Shareholder], is disposed in accordance with the provisions of the following documents:

(1)

The Second Amended and Restated Exclusive Option Agreement (as may be amended from time to time) entered into by and among [Name of Shareholder], the Company, and Shensi Network Technology (Beijing) Co., Ltd. (“WFOE”) and other parties on [Date];

(2)	The Second Amended and Restated Business Operation Agreement entered into by and among [Name of Shareholder], the Company, the WFOE and other parties on [Date];

(3)

The Second Amended and Restated Equity Interest Pledge Agreement (as may be amended from time to time) entered into by and among [Name of Shareholder], the Company, the WFOE and other parties on [Date];

(4)

The Second Amended and Restated Shareholders’ Voting Rights Proxy Agreement (as may be amended from time to time) entered into by and among [Name of Shareholder], the Company, the WFOE and other parties on [Date].

I undertake that I never made and shall never make any claim for the equity held by [Name of Shareholder] in the Company including but not limited to any ownership, economic rights, voting rights, disposal rights and management decision-making rights related to the equity of the Company. I further confirm that [Name of Shareholder]’s performance of the Transaction Documents and further amendment or termination of the Transaction Documents requires no additional authorization or consent from me.

I undertake that I will sign all necessary documents and take all necessary actions to ensure the proper performance of the Transaction Documents (as may be amended from time to time).

I agree and undertake that I shall be bound by the Transaction Documents (as may be amended from time to time) and comply with the obligations for a shareholder of the Company under the Transaction Documents (as may be amended from time to time) where I hold any equity of the Company due to any reason. For this purpose, I shall sign a series of written instruments in the form and substance substantially identical to the Transaction Documents (as may be amended from time to time) as required.

The execution, validity, interpretation and performance of this Consent Letter and the dispute resolution relating to this Consent Letter shall be protected and governed by the laws of the People’s Republic of China (“PRC”). General principles of law and customary practices shall apply where existing PRC laws and regulations fail to stipulate.

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Signature:	/s/ [Name of Spouse]

Date: [Date]

[Signature Page to the Spouse Consent Letter]